EXHIBIT 99.1

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Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Record Revenue in the Second Quarter
Santa Clara, CA — January 25, 2007 — Synaptics (Nasdaq: SYNA), a leading developer of interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second fiscal quarter ended December 31, 2006. Fiscal 2007 is a 53-week year for the Company; as such, the second quarter of fiscal 2007 is 14 weeks versus 13 weeks for the comparable quarter last year. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the second quarter of fiscal 2007 was $76.1 million, an increase of approximately 57% over $48.6 million for the second quarter of fiscal 2006. Net income for the second quarter of fiscal 2007 was $9.3 million, or $0.32 per diluted share, which includes a one-time restructuring charge of $915,000 related to the geographic realignment of engineering resources, compared with net income of $4.8 million, or $0.18 per diluted share, for the second quarter of fiscal 2006. Net income excluding share-based compensation and restructuring costs for the second quarter of fiscal 2007 was $13.0 million, or $0.44 per diluted share, compared with net income, excluding share-based compensation, of $7.5 million, or $0.27 per diluted share, for the second quarter of fiscal 2006.
“Synaptics achieved record revenue in the second quarter, with sequential growth of approximately 39% driven by increased demand across all of our markets,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Design activity remains strong entering the second half of our fiscal year. In addition, our recently announced Synaptics OneTouch™ configurable offering complements our traditional systems-level approach and should enable us to more efficiently scale our business and penetrate additional new markets over the long term.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on our current visibility, which includes backlog of $35.5 million heading into the seasonally slower March quarter, we anticipate revenue for the third fiscal quarter of approximately $58 million to $61 million, representing a 44% to 51% increase over the comparable period last year. Looking out into the June quarter, current indicators suggest revenue may be flat to moderately up relative to the March quarter. Based on our strong top-line performance in the first half of the fiscal year, we are firmly on track to achieve record revenue in fiscal 2007.”
Earnings Call Information
The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 25, 2007, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-2430 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications, and entertainment industries. The company creates interface solutions for a variety of devices, including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The company is headquartered in Santa Clara, California.www.synaptics.com.
Synaptics, TouchPad, Synaptics OneTouch, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.
Use of Non-GAAP Financial Information
In evaluating our business, our management considers and uses net income per share excluding share-based compensation and restructuring costs as a supplemental measure of operating performance. Net income excluding share-based compensation and restructuring costs is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and restructuring costs because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and restructuring costs. Net income excluding share-based compensation and restructuring costs has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share. We address these limitations by relying primarily on our GAAP net income and using net income excluding share-based compensation and restructuring costs only supplementally.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue and revenue growth rates for the remainder of fiscal 2007, the market adoption of its Synaptics OneTouch offering, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$47,129	$38,724
Short term investments	206,517	206,452

Total cash, cash equivalents, and short-term investments	253,646	245,176
Receivables, net of allowances of $289 and $189, respectively	52,787	34,034
Inventories	8,204	10,010
Prepaid expenses and other current assets	4,699	3,407

Total current assets	319,336	292,627
Property and equipment, net	17,789	16,038
Goodwill	1,927	1,927
Other assets	18,841	20,829

Total assets	$357,893	$331,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,941	$16,542
Accrued compensation	4,430	4,842
Income taxes payable	—	8,078
Other accrued liabilities	8,313	5,377
Note payable to a related party	1,500	—

Total current liabilities	32,184	34,839
Note payable to a related party	—	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	2,052	3,040
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 28,493,662 and 27,462,125 shares issued, respectively	28	27
Additional paid in capital	156,678	134,217
Less: 2,521,100 and 2,306,100 treasury shares, respectively, at cost	(44,611)	(39,999)
Retained earnings	86,729	73,261
Accumulated other comprehensive loss	(167)	(464)

Total stockholders’ equity	198,657	167,042

Total liabilities and stockholders’ equity	$357,893	$331,421

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net revenue	$76,087	$48,555	$130,902	$100,280
Cost of revenue (1)	45,696	26,384	78,116	54,437

Gross margin	30,391	22,171	52,786	45,843
Operating expenses
Research and development (1)	9,958	8,345	19,146	16,634
Selling, general, and administrative (1)	8,927	6,913	16,728	13,641
Restructuring costs	915	—	915	—

Total operating expenses	19,800	15,258	36,789	30,275

Operating income	10,591	6,913	15,997	15,568
Interest income	2,978	1,901	5,517	3,452
Interest expense	(488)	(485)	(975)	(969)

Income before income taxes	13,081	8,329	20,539	18,051
Provision for income taxes (2)	3,740	3,526	7,071	7,736

Net income	$9,341	$4,803	$13,468	$10,315

Net income per share:
Basic	$0.37	$0.20	$0.53	$0.42

Diluted	$0.32	$0.18	$0.48	$0.38

Shares used in computing net income per share:
Basic	25,568	24,299	25,359	24,534

Diluted	29,692	28,781	29,468	28,911

(1) Includes share-based compensation charges of:
Cost of revenue	$185	$188	$332	$380
Research and development	1,439	1,243	2,474	2,535
Selling, general, and administrative	2,284	1,959	4,203	3,785

	$3,908	$3,390	$7,009	$6,700

(2) Includes tax benefit for share-based compensation charges of:
	$1,098	$724	$1,879	$1,414

Non-GAAP net income per share
Basic	$0.51	$0.31	$0.77	$0.64

Diluted	$0.44	$0.27	$0.67	$0.55

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Numerator:
Basic net income	$9,341	$4,803	$13,468	$10,315
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	532	532

Diluted net income	$9,607	$5,069	$14,000	$10,847

Denominator:
Shares, basic	25,568	24,299	25,359	24,534
Effect of dilutive share-based awards	1,650	2,008	1,635	1,903
Effect of convertible notes	2,474	2,474	2,474	2,474

Shares, diluted	29,692	28,781	29,468	28,911

Net income per share:
Basic	$0.37	$0.20	$0.53	$0.42

Diluted	$0.32	$0.18	$0.48	$0.38

Computation of non-GAAP basic and diluted net income per share (unaudited):
Numerator:
Reported net income	$9,341	$4,803	$13,468	$10,315
Non-GAAP adjustments:
Restructuring costs (net of tax)	890	—	890	—
Share-based compensation (net of tax)	2,810	2,666	5,130	5,286

Non-GAAP basic net income	13,041	7,469	19,488	15,601

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	532	532

Non-GAAP diluted net income	$13,307	$7,735	$20,020	$16,133

Denominator:
Shares, basic	25,568	24,299	25,359	24,534
Effect of dilutive share-based awards	1,973	2,228	1,892	2,198
Effect of convertible notes	2,474	2,474	2,474	2,474

Shares, diluted	30,015	29,001	29,725	29,206

Non-GAAP net income per share:
Basic	$0.51	$0.31	$0.77	$0.64

Diluted	$0.44	$0.27	$0.67	$0.55